UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): October 25, 2005


                          LEUCADIA NATIONAL CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                                    NEW YORK
                 (State or Other Jurisdiction of Incorporation)

          1-5721                                    13-2615557
   (Commission File Number)               (IRS Employer Identification No.)

                 315 PARK AVENUE SOUTH, NEW YORK, NEW YORK 10010
               (Address of Principal Executive Offices) (Zip Code)

                                  212-460-1900
              (Registrant's Telephone Number, Including Area Code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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
Item 1.01.  Entry into a Material Definitive Agreement.

           On October 14, 2005, Square 711 Developer, LLC ("Square 711"), a subsidiary of Leucadia National Corporation (the "Company"), entered into an agreement with Penzance Properties, LLC ("Penzance") to sell to Penzance its interest in 8 acres of unimproved land in Washington, D.C. for aggregate cash consideration of $129,600,000. Closing of the transaction was subject to Penzance providing Square 711 with a financing commitment satisfactory to Square 711, which was received on October 25, 2005. The agreement is also subject to the completion by Penzance of due diligence by November 1, 2005. After satisfaction of mortgage indebtedness on the property of $32,000,000 and other payments due at closing, the Company expects to receive net cash proceeds of approximately $81,500,000, and record a pre-tax gain of approximately $54,800,000, which will be reflected in discontinued operations.








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
                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 31, 2005

                                            LEUCADIA NATIONAL CORPORATION


                                                   /s/ Joseph A. Orlando
                                                   -----------------------------
                                            Name:  Joseph A. Orlando
                                            Title: Vice President and Chief
                                                   Financial Officer









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